New Age Alpha Variable Funds Trust N-1A

Exhibit 99.(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of NAA All Cap Value Series, NAA Large Cap Value Series, NAA Large Core Series, NAA Large Growth Series, NAA Mid Growth Series, NAA Small Cap Value Series, NAA Small Growth Series, NAA SMid-Cap Value Series, and NAA World Equity Income Series, each a series of New Age Alpha Variable Funds Trust, under the heading “Other Service Providers” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

September 3, 2024